Exhibit 99.1

News
Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105

Olin Corporation Announces Cash Tender Offer and
Solicitation of Consents Relating to its 9.500% Senior Notes due 2025

Clayton, MO, November 1, 2021 – Olin Corporation (the “Issuer,” “us” or “we”) (NYSE: OLN) today announced that it has commenced a tender offer to purchase (the “Offer”) for cash, subject to certain terms and conditions, up to $350 million aggregate purchase price (the “Aggregate Maximum Purchase Amount”) of the Issuer’s outstanding 9.500% Senior Notes due 2025 (the “Notes”).

In connection with the Offer, we also commenced the solicitation of consents (the “Consents”) of holders with respect to the Notes (the “Consent Solicitation”) to certain proposed amendments to the indenture for the Notes (the “Proposed Amendments”) described in the Statement (as defined below). The Proposed Amendments will, if adopted, among other things, eliminate substantially all of the restrictive covenants and certain events of default in the indenture. Effectiveness of the Proposed Amendments is subject to certain conditions described in the Statement, including receipt of the requisite number of Consents and the condition that certain Notes validly tendered and not validly withdrawn in the Offer are not subject to proration.

Each of the Offer and the Consent Solicitation is being made on the terms and conditions contained in an Offer to Purchase and Consent Solicitation Statement dated November 1, 2021 (the “Statement”).

The following table sets forth certain terms of the Offer:

Notes	CUSIP Numbers(1)	Aggregate Maximum Purchase Amount(2)	Principal Amount Outstanding	Tender Consideration(3)	Early Tender Premium(3)	Total Consideration (3) (4)
9.50% Senior Notes due 2025	680665 AM8 U67959 AA1	$350,000,000	$500,000,000	$1,221.25	$30.00	$1,251.25

(1)
No representation is made as to the correctness or accuracy of the CUSIP number listed in this press release or printed on the Notes. They are provided solely for the convenience of Holders of the Notes.

(2)
Represents maximum aggregate purchase price for Notes to be accepted for purchase pursuant to the Offer, exclusive of Accrued Interest (as defined herein), which will be paid on Notes accepted for purchase by us as described herein.

(3)	Per $1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase by us. Excludes Accrued Interest.

(4)	Includes the Early Tender Premium for Notes validly tendered at or prior to the Early Tender Deadline (and not validly withdrawn) and accepted for purchase by us.

The Offer expires on the Expiration Date, which is 11:59 p.m., New York City time, on November 30, 2021, unless extended, earlier expired or terminated by us in our sole discretion, and, in the case of extension of the Expiration Date, will be such date to which the Expiration Date is extended. Tenders of Notes submitted after the Expiration Date will not be valid.

Tendered Notes may be withdrawn and Consents delivered may be revoked at or prior to 5:00 p.m., New York City time, on November 15, 2021 (such time and date, as the same may be extended by us in our sole discretion, the “Withdrawal Deadline”), but may not thereafter be validly withdrawn or revoked, except as provided in the Statement or required by applicable law.

Holders of Notes that are validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on November 15, 2021 (such time and date, as the same may be extended by us, the “Early Tender Deadline”) and accepted for purchase pursuant to the Offer will receive the Tender Consideration set forth in the table above plus the early tender premium set forth in the table above (the “Early Tender Premium” and, together with the Tender Consideration, the “Total Consideration”), subject to the terms and conditions of the Offer. Holders of Notes validly tendered and not validly withdrawn after the Early Tender Deadline but before the Expiration Date and accepted for purchase pursuant to the Offer will receive the Tender Consideration, but not the Early Tender Premium.

We reserve the right to, but are under no obligation to, at any time after the Early Tender Deadline and before the Expiration Date, accept for purchase Notes that have been validly tendered and not validly withdrawn at or prior to the Early Tender Deadline on a date determined at our option (the “Early Settlement Date” and each of the Early Settlement Date and the Final Settlement Date, the “Settlement Date”). We currently expect the Early Settlement Date, if any, to occur on November 17, 2021.

If purchasing all of the validly tendered and not validly withdrawn Notes would cause the Aggregate Maximum Purchase Amount to be exceeded, we will accept Notes on a pro rata basis so as to not exceed the Aggregate Maximum Purchase Amount, subject to the conditions for the Offer. Furthermore, if the Aggregate Maximum Purchase Amount is reached or exceeded at or prior to the Early Tender Deadline, no Notes tendered after the Early Tender Deadline will be accepted for purchase unless we increase the Aggregate Maximum Purchase Amount in our sole discretion.

Provided that the conditions to the Offer for the Notes have been satisfied or waived by us, all Holders whose Notes are accepted for purchase by the Issuer will receive payment of (i) the Total Consideration or the Tender Consideration, as applicable, and (ii) the accrued and unpaid interest up to, but not including, the applicable Settlement Date (“Accrued Interest”). The Final Settlement Date is expected to occur promptly following the Expiration Date, and is currently expected to occur on December 2, 2021.

The Issuer’s obligation to accept for purchase, and to pay for, Notes that are validly tendered and not validly withdrawn pursuant to the Offer is subject to the conditions described in the Statement. The Issuer may, but is under no obligation, to increase the Aggregate Maximum Purchase Amount. Withdrawal rights would not be extended in those circumstances. However, the Offer is not conditioned on any minimum amount of Notes being tendered or the receipt of requisite Consents to adopt the Proposed Amendments. The Offer may be amended, extended or terminated individually by us in our sole discretion.

In connection with the Offer and Consent Solicitation, each of BofA Securities, Inc. as Lead Dealer Manager, MUFG Securities Americas Inc. as Senior Co-Dealer Manager, SMBC Nikko Securities America, Inc. as Senior Co-Dealer Manager and Truist Securities, Inc. as Co-Dealer Manager is acting as a dealer manager for the Offer and as a solicitation agent for the Consent Solicitation (collectively, the “Dealer Managers and Solicitation Agents”). D.F. King & Co., Inc. is serving as the information and tender agent (the “Information and Tender Agent”). Requests for assistance or copies of the Statement or any other documents related to the Offer and Consent Solicitation may be directed to the Information and Tender Agent at (800) 669-5550 or olin@dfking.com. Questions or requests for assistance in relation to the Offer and Consent Solicitation may be directed to BofA Securities, Inc. at (980) 388-3646 (collect) or (888) 292-0070 (toll-free).

The Offer is not being made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Issuer by the Dealer Managers and Solicitation Agents, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This press release does not constitute an offer to purchase securities or a solicitation of an offer to sell any securities or an offer to sell or the solicitation of an offer to purchase any new securities, nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful. Capitalized terms used in this press release but not otherwise defined herein have the meanings assigned to them in the Statement.

None of the Issuer, the Information and Tender Agent, the Dealer Managers and Solicitation Agents or the trustee (nor any of their respective directors, officers, employees or affiliates) makes any recommendation as to whether Holders should tender their Notes pursuant to the Offer or consent pursuant to the Consent Solicitation, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decisions as to whether to tender their Notes or consent to the Proposed Amendments, and, if so, the principal amount of Notes in respect of which to take such actions.

ABOUT OLIN

Olin Corporation is a leading vertically-integrated global manufacturer and distributor of chemical products and a leading U.S. manufacturer of ammunition. The chemical products produced include chlorine and caustic soda, vinyls, epoxies, chlorinated organics, bleach, and hydrochloric acid. Winchester’s principal manufacturing facilities produce and distribute sporting ammunition, law enforcement ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

Visit www.olin.com for more information on Olin.

FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements. These statements relate to analyses and other information that are based on management’s beliefs, certain assumptions made by management, forecasts of future results, and current expectations, estimates and projections about the markets and economy in which we and our various segments operate. The statements contained in this communication that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.

We have used the words “anticipate,” “intend,” “may,” “expect,” “believe,” “should,” “plan,” “outlook,” “project,” “estimate,” “forecast,” “optimistic,” “target,” and variations of such words and similar expressions in this communication to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

The risks, uncertainties and assumptions involved in our forward-looking statements, many of which are discussed in more detail in our filings with the SEC, including without limitation the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Reports on Form 10-Q and other reports furnished or filed with the SEC, include, but are not limited to, (i) the receptiveness of the holders of the Notes to the Offer and the Consent Solicitation, (ii) the possibility that the Offer is not consummated on the anticipated terms, if at all, and (iii) the following additional risks:

Business, Industry and Operational Risks

●	sensitivity to economic, business and market conditions in the United States and overseas, including economic instability or a downturn in the sectors served by us;

●
declines in average selling prices in the chlor alkali industry and the supply/demand balance for our products, including the impact of excess industry capacity or an imbalance in demand for our chlor alkali products;

●	unsuccessful implementation of our operating model, which prioritizes Electrochemical Unit (ECU) margins over sales volumes;

●	our reliance on a limited number of suppliers for specified feedstock and services and our reliance on third-party transportation;

●	failure to control costs or to achieve targeted cost reductions;

●	higher-than-expected raw material, energy, transportation, and/or logistics costs;

●	the occurrence of unexpected manufacturing interruptions and outages, including those occurring as a result of labor disruptions and production hazards;

●	the failure or an interruption of our information technology systems;

●	our substantial amount of indebtedness and significant debt service obligations;

●	the negative impact from the COVID-19 pandemic and the global response to the pandemic, including without limitation adverse impacts in complying with governmental COVID-19 vaccine mandates;

●	weak industry conditions affecting our ability to comply with the financial maintenance covenants in our senior secured credit facility;

●	the loss of a substantial customer for either chlorine or caustic soda could cause an imbalance in customer demand for these products;

●	failure to attract, retain and motivate key employees;

●	risks associated with our international sales and operations, including economic, political or regulatory changes;

●	the effects of any declines in global equity markets on asset values and any declines in interest rates or other significant assumptions used to value the liabilities in our pension plan;

●	adverse conditions in the credit and capital markets, limiting or preventing our ability to borrow or raise capital;

●	our long-range plan assumptions not being realized causing a non-cash impairment charge of long-lived assets;

Legal, Environmental and Regulatory Risks

●	new regulations or public policy changes regarding the transportation of hazardous chemicals and the security of chemical manufacturing facilities;

●	changes in, or failure to comply with, legislation or government regulations or policies, including changes within the international markets in which we operate;

●	unexpected litigation outcomes;

●	costs and other expenditures in excess of those projected for environmental investigation and remediation or other legal proceedings; and

●	various risks associated with our Lake City U.S. Army Ammunition Plant contract, including performance and compliance with governmental contract provisions.

All of our forward-looking statements should be considered in light of these factors. In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of our forward-looking statements.

INVESTOR AND MEDIA CONTACT:

Steve Keenan
(314) 719-1755
InvestorRelations@Olin.com

2021-26